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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 15, 2001



                         UNITED AUSTRALIA/PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


    COLORADO                     333-05017                        84-1341958
(State or other                 (Commission                     (IRS Employer
Jurisdiction of                 File Number)                   Identification #)
Incorporation)


             4643 SOUTH ULSTER STREET, SUITE 1300, DENVER, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

Prior to November 15, 2001, United Asia/Pacific Communications, Inc. ("Asia/Pacific") owned 28,460,876 shares, or approximately 99.99%, of the Company's outstanding common stock. On November 15, 2001, Asia/Pacific entered into a series of transactions, pursuant to which it transferred 14,230,413 shares of the Company's common stock (representing an approximately 49.99% interest in the Company). As a result of these transactions, Asia/Pacific now holds 14,230,463 shares, or 50.00%, of the Company's outstanding common stock. The remainder of the Company's outstanding common stock is held by third parties that are unaffiliated with Asia/Pacific.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED AUSTRALIA/PACIFIC, INC.

                                        By: /s/ Valerie L. Cover
                                            ----------------------------------
                                            Valerie L. Cover
                                            Controller


Dated: November 20, 2001